SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: -November 21, 2008

Citizens South Banking Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 704-868-5200

Item 7.01	Regulation FD Disclosure

On November 21, 2008, Citizens South Banking Corporation issued a press release to announce that it had applied for the sale of up to $20 million of preferred stock and warrants to the U.S. Treasury under the Capital Purchase Program of the Emergency Economic Stabilization Act of 2008. The text of the press release is included as Exhibit 99.1 to this report. The information included in the text and financial supplements of the press releases is considered to be “furnished” under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

	99.1	Citizens South Banking Corporation Applies for Funds Under U.S. Treasury Capital Asset Purchase Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: November 21, 2008	By:	/s/ Kim S. Price
Kim S. Price
President and Chief Executive Officer

	By:	/s/ Gary F. Hoskins
Gary F. Hoskins
Chief Financial Officer

EXHIBIT INDEX

99.1	Citizens South Banking Corporation Applies for Funds Under U.S. Treasury Capital Asset Purchase Program